EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-90029) pertaining to the Concur Technologies, Inc. 401(k) Plan of our report dated May 20, 2005, with respect to the financial statements of Concur Technologies, Inc. 401(k) Plan as of December 31, 2004 and 2003 and for the year ended December 31, 2004 included in this Annual Report (Form 11-K).

/s/ Moss Adams

Seattle, Washington

June 27, 2005